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                                                                    EXHIBIT 21.1

                SUBSIDIARIES OF BELLWETHER EXPLORATION COMPANY

                                                       State of Incorporation
                                                       ----------------------

     Bellwether Exploration Company                          Delaware
         Bellwether Exploration Company                      Colorado
                Arkansas Bellwether, Inc.                    Texas
                Snyder Gas Plant Venture                     Texas
                Associated Gas Resources, Inc.               Texas
                    Gas Operations, Inc.                     Louisiana
                    West Monroe Gas Gathering Corporation    Louisiana
                    NGL - Torch Gas Plant Venture            Texas

         Odyssey Petroleum Company                           Delaware

         Hampton Resources Corporation                       Delaware
                Cross Bell Royalty Company                   Texas
                Hampton Operating Company                    Texas
                Spectrum 7 Energy Corporation                Colorado